UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION

                             FORM 10

           GENERAL FORM FOR REGISTRATION OF SECURITIES
 Pursuant to Section 12(b) or (g) of the Securities and Exchange
                           Act of 1934






                    MAGIC LANTERN GROUP, INC.
   (Exact name of the registrant as specified in its charter)






        Nevada                                  88-0343834
    (State of Organization)                     (I.R.S. Employer
Identification No.)

              2278 Heflin Ave, Las Vegas, NV 89119
            (Address of Principal Executive Offices)

 Registrant's telephone number, including area code: (702) 798-
                              4764






Securities to be registered pursuant to Section 12(b) of the Act:
                              None

Securities to be registered pursuant to Section 12(g) of the Act:
                             Common

ITEM 1.   BUSINESS

(a) General Development of Business

     Magic Lantern Group, Inc., (the "Company") was organized as a Nevada corporation on August 22, 1995, for the purpose of providing consultants and managers to the Restaurant, Bar, Nightclub, and Gaming Industries in Southern Nevada. The Company is in the process of recruiting top managers from these industries to apply their expertise in opening new restaurants, bars, taverns, nightclubs, and small casinos for individuals and corporations who are new to the area and are seeking to expand into Clark County. Additionally, the Company contacts properties that are experiencing operating difficulties and looking for a solution to improve their performance. No assurances can be given that the Company's goals will be achieved.

     The  Company's offices are located at 2278 Heflin Ave.,  Las
Vegas, NV 89119.

(b) Narrative Description of Business

     The Company is a start-up management and consulting business which caters to Restaurant, Bar/Tavern, Nightclub, and Casino businesses, all of which are abundant in Nevada on a twenty-four hour basis. The Company is engaged primarily in assisting struggling properties by entering into a management contract to turn that particular business around within a certain time frame, and to increase its net revenues by a negotiable percentage. The Company is seeking new industry-related businesses looking to open or expand into Southern Nevada that do not have the contacts, expertise, or management to accomplish these goals.

(c) Business Plan

     The Company is working to establish a Management Company for the purpose of providing consultants and managers to the Restaurant, Bar, Nightclub, and Gaming Industries in Southern Nevada. The Company is recruiting top managers from these industries who will use their expertise in opening new restaurants, bars, taverns, nightclubs and small casinos for individuals and corporations. Our management team comes in from the very beginning to help find suitable locations for the type of patrons our client(s) seek, assisting the client in locating the proper size and type of building, negotiating leases, filing for business, liquor, and gaming licenses, contacting architects and contractors, hiring key personnel, setting up accounting procedures, contacting vendors for food, beverages and business supplies, and handling of all the advertising and promotions through our own in-house agency.

     The Company has a small office. The current officers and directors are overseeing the various projects the Company will undertake. The Company will do selective mailings to companies outside of Las Vegas who are successfully franchising their business and may wish to expand into the Las Vegas area. Additionally, the Company contacts the various food and beverage suppliers who know of troubled properties whose ownership is looking for assistance. The Company will generate revenues by charging a one-time, up-front fee determined by the scope of the management contract, plus a negotiable percentage of the Gross Income of the property, including moneys from food and beverage sales, gaming where applicable, advertising agency fees, and merchandising. The Company needs a minimum of at least five properties to be in a positive cash flow position.

     Within six months, the Company hopes to have a minimum of ten properties under contract for its professional management and consulting services, and over twenty-five by the end of its fiscal year. The ideal composition would be at least five restaurants, ten bars/taverns, five nightclubs and five small casinos under contract. Within twelve months, the Company hopes to employ a minimum of twelve full time and five part time employees, and within two years have a full time staff of twenty plus people. After the first 36 months in business, the Company hopes to enter join ventures with some of its clients to open new properties in which the Company would have equal ownership of the property. There is no assurance that the Company's business plan and objective will be achieved.

     The Company began by trying to pursue a large number of potential projects at the same time and found itself spread too thin to make any meaningful contacts. The Company now believes it is better off concentrating on one larger project to use as a "showpiece" for attracting other projects. It is believed that by pooling the Company's current resources, the Company will be able to attract that one showpiece client.

     The Company changed its strategy for gathering clients. Initially the company let it be known in the industries that they were available, then waiting for inquiries from troubled properties. The Company now believes it needs to be more aggressive in obtaining clients. The Company had discussed the prospects of going after a very large property, possibly an older, closed property on the Las Vegas Strip. After some discussion and informal talks with real estate professionals, the Company determined the property would require a capital infusion well in excess of the Company's fund-raising capability. Smaller to medium sized properties are more within the Company's abilities.

     The Company is looking at properties in bankruptcy or on the verge of bankruptcy. One property identified is a Cafe with two locations in Las Vegas. It ended up deeply in debt, declaring bankruptcy and finally having its doors closed by the taxing authorities. An intermediary of the Company has had contact with one of the debtors who feels the Cafe was a viable, but mismanaged, enterprise. This is the type of project that the Officers and Directors feel the Company could handle. While the Cafe case is tied up in court, the Company is attempting to come up with a viable funding and management plan which could be presented to the Cafe and the court.

     Recently a Las Vegas restaurant announced it was contemplating bankruptcy. Management has begun discussing whether the Company is interested in pursuing this restaurant. Because it is still operating, this undertaking would be less capital intensive. The Company has not yet decided whether to make preliminary inquiries about this project.

     The Company believes that a vast market exists in the Las Vegas area for its services. One trend which the Company believes will be helpful in expanding the market for its services is the current number of cigar stores or smoking lounges. The Company believes that the cigar hysteria has peaked and that the rash of the new openings will result in a large number of troubled properties. The recent enactment of a law banning smoking in bars or taverns in California may provide for new opportunities in the Las Vegas market. Management intends to watch closely for opportunities this law creates during the new year.

(d) Sales And Marketing

     The Company markets itself mainly by using the following sales and marketing techniques:

     *    ADVERTISING IN LOCAL PUBLICATIONS

     *    SELECTIVE MAILINGS TO COMPANIES OUTSIDE LAS VEGAS WHO
          ARE SUCCESSFUL FRANCHISORS WISHING TO EXPAND IN LAS
          VEGAS

     *    CONTACTING VARIOUS FOOD AND BEVERAGE SUPPLIERS WHO KNOW
          OF TROUBLED PROPERTIES LOOKING FOR SOLUTIONS TO IMPROVE
          THEIR BUSINESSES

     *    PROVIDING PRESS RELEASES ABOUT THE NEW BUSINESS

ITEM 2.   FINANCIAL INFORMATION

     The Registrant's financial data presented below has been derived from the Financial Statements of Magic Lantern Group,
Inc. a Nevada Corporation, including the notes thereto, appearing as an exhibit to this statement.

                    MAGIC LANTERN GROUP, INC.
                  (a Development Stage Company)
                     Year Ended December 31



                                            1997        1996            1995
Summary of Operations
     Revenues                               $0          $0              $0
     General, Selling, and Administrative   $12,591     $1,718          $204
Expenses
        Net Loss                            $12,591     $1,718          $204

        Net Loss per Common Share           $.1006      $.0279          $.0034


Summary Balance Sheet Data
     Total Assets                           $13,678     $1,028          $1,296


                      ITEM 3.   PROPERTIES

     The Company presently occupies space at the home of the President of the Corporation free of charge which is located at 2278 Heflin Ave., Las Vegas, NV 89119

ITEM 4.   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
          MANAGEMENT

(a) Principal Shareholders

     The following table sets forth, as of the date of this Memorandum, the outstanding shares of Common Stock of the Company owned of record or beneficially by each person who owned of record, or was known by the Company to own beneficially, more than 5% of the Company's Common Stock, and the name and share holdings of each officer and director and all officers and directors as a group.



 Title of       Name and address        Amount of beneficial    Percent of
 Class          of beneficial owner     Ownership               class

Common          Christopher Anderson    630,000                 12.88%
                c/o J. Panebianco
                2278 Heflin Ave.
                Las Vegas, NV 89119

Common          Joseph Panebianco       630,000                 12.88%
                2278 Heflin Ave.
                Las Vegas, NV 89119

Common          Sam Distefano           630,000                 12.88%
                2278 Heflin Ave.
                Las Vegas, NV 89119
</Table
>

(b) Officers and Directors

     The following table sets forth, as of the date of this Memorandum, the outstanding shares of Common Stock of the Company owned of record or beneficially by each Officer and Director of the Company.




 Title of       Name and address        Amount of beneficial    Percent of
 Class          of beneficial owner     Ownership               class

Common          Christopher Anderson    630,000                 12.88%
                c/o J. Panebianco
                2278 Heflin Ave.
                Las Vegas, NV 89119

Common          Joseph Panebianco       630,000                 12.88%
                2278 Heflin Ave.
                Las Vegas, NV 89119

Common          Sam Distefano           630,000                 12.88%
                2278 Heflin Ave.
                Las Vegas, NV 89119

Common          Michael L. Eaton        120,000                 2.45%
                2278 Heflin Ave.
                Las Vegas, NV 89119

ITEM 5.   DIRECTORS AND OFFICERS

     The names, addresses, ages and respective positions of the current directors and officers of the Company are as follows:



Name                    Age     Position

Joseph Panebianco       34      President
2278 Heflin Ave.
Las Vegas, NV 89119

Sam Distefano           67      Secretary/Treasurer
2278 Heflin Ave.
Las Vegas, NV 89119

Michael L. Eaton        60      Vice President /
2278 Heflin Ave.                Director
Las Vegas, NV 89119

Joseph Panebianco

     Joseph Panebianco age 34, is the President of the Company. He will be in charge of putting together the management team, supervision of all projects, budget preparations, accounting, site acquisitions, setting up offices, and interfacing with all clients using the Company's services. He is responsible for corporate  filings,  forming a board of  directors,  writing  the
policies  and  procedures  manual,  and  preparing  all  of   the
corporate reports.

     Mr. Penebianco has over ten years experience in the restaurant and bar industry, where he has worked as a waiter, bartender, bar manager, and business manager. Currently, Mr. Penebianco is employed by TGI Fridays, which is one of the most successful restaurants in the United States today.

     EMPLOYMENT HISTORY
          Mar. 1984 to Present - TGI FRIDAYS, Las Vegas, Nevada
                89119

     EDUCATION
          University of Nevada, Las Vegas - Las Vegas, NV
               Currently pursuing a Bachelor of Science Degree in
                    Hotel Administration
          Paul Smith's College - Saranac Lake, NY
               Associate of Science degree in Hotel Management

Sam Distefano

     Sam Distefano, age 67, is the Secretary/Treasurer. He will be in charge of entertainment in all aspects of the business, to include hiring of entertainers, disc jockeys and promotional personnel who will work in the various properties. He will review all talent contracts, authorize and approve entertainment budgets, and oversee sales and catering when applicable.

     Mr. Distefano has over forty years experience in the Entertainment Industry. He was the Vice-President of Entertainment for all Playboy Clubs in the United States, United Kingdom, Bahamas and Japan. His most recent position was that of Vice President of Entertainment for five years at the Riviera Hotel and Casino.

     EMPLOYMENT HISTORY
          1984 to Present - RIVIERA HOTEL, Las Vegas, NV 89109

     EDUCATION
          University of Miami, Coral Gables, Florida
               Bachelor of Business Administration, 1957
          Roosevelt University, Chicago, Illinois, 1955
          University of Illinois, Chicago, Illinois, 1945

Michael L. Eaton

     Michael Eaton, age 60, is the Vice-President of the Company. He will be in charge of all corporate operations and will set up the business of the Company in the managing of the various properties. Mr. Eaton will be responsible for supervising the day to day operations of the business and coordinating all the department heads, project managers, team leaders, and client relations. He will also set the Company's protocol for data processing, accounting and information systems.

     Mr. Eaton has 35 years experience in the gaming and aviation industries, and has served as President of a corporation, Director of Quality Control, and manager of maintenance.

     EMPLOYMENT HISTORY

1994-       Columbine Ventures - President of Corporation
present
1994-       Jet West Airlines - Director of Maintenance
present
1993-1994   Grand Airways - Director Quality Control
1992- 1993  Family Airlines - Las Vegas, Nevada- Director Quality
            Control
1992-1992   Imperial Palace - Las Vegas, Nevada- Company Maintenance
            Representative
1992-1992   Private Airline Consultant - Las Vegas, Nevada
1990-1991   AeroTest, Inc. - Mojave, California- Supervisor, Manager,
            Planning/Production
1989-1990   Private Jet Expeditions - Wichita, Kansas- Chief Inspector
1987-1988   Neptune Aircraft Services - Las Vegas, Nevada- Director Of
            Maintenance
1984-1987   SunWorld Airlines - Las Vegas, Nevada- Manager Of
            Maintenance
1958-1983   Continental Airlines - Denver, Colorado- Supervisor, lead
            mechanic
1967-1969   Colorado Aerotech - Broomfield, Colorado- Classroom and Shop
            Instructor

     EDUCATION
          Purdue University, Lafayette, Indiana.
               Associate Degree in Aviation Technology.

ITEM 6.   EXECUTIVE COMPENSATION

     {a} No Officer or Director is receiving any remuneration at this time.

     {b} There are no annuity, pension, or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

     {c}  No  remuneration other than that reported in  paragraph
(a) of this item is proposed to be in the future directly or indirectly by the corporation to any officer or director under any plan which is presently existing.

ITEM 7.   CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Other than the space in the home of the President of the Company, which is used free of charge, there are no relationships or transactions which require disclosure.

ITEM 8.   LEGAL PROCEEDINGS

     The Company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the Company has been threatened.

ITEM 9.   MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S
          COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

     The Company does not currently intend to pay cash dividends. The Company's proposed policy is to make distributions when appropriate. Because the Company does not intend to make cash distributions during the first fiscal year, potential shareholders would need to sell their shares to realize a return on their investment. Because the Company is a start-up company, there can be no assurances of the projected values of their shares, nor can there be any guarantees of the Company's success.

     A Distribution of revenues will be made only when, in the judgement of the Company's Board of Directors, it is in the best interest of the Company's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and the company's internal management; tax consequences and the market effects of an initial or broader distribution of such securities.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES

     On October 20, 1995 the Officers and Directors purchased a total of 60,000 shares of restricted stock for $1,500.00.

     On July 3, 1996, the Officers and Directors purchased an additional 3,000 shares of restricted stock for $1,100.

     On May 9, 1997, the Company issued 100,000 shares of its common stock for a total of $25,000, pursuant to Regulation D, Rule 504.

     On March 3, 1998, the Company's common stock was split, with each share of common stock being exchanged for 30 shares of common stock. As this occurred after December 31, 1997, it is not reflected in the audited financial statements appearing as exhibits to this statement.

ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE
          REGISTERED.

     The securities to be registered are one mil, $0.001, par value common equity stock. The shares are non-assessable, without pre-emptive rights and non-cumulative voting.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company and its affiliates may not be liable to shareholders for errors in judgment or other acts, or omissions not amounting to intentional misconduct, fraud or a knowing violation of the law, since provisions have been made in the Articles of incorporation and By-laws limiting such liability. The Articles of Incorporation and By-laws also provide for indemnification of the officers and directors of the Company in most cases for any liability suffered by them or arising from their activities as officers and directors of the company if they were not engaged in intentional misconduct, fraud or a knowing violation of the law. Therefore, purchasers of these securities may have a more limited right of action than they would have except for this limitation in the Articles of Incorporation and By-laws.

     The officers and directors of the Company are accountable to the Company as fiduciaries, which means such officers and directors are required to exercise good faith and integrity in handling the Company's affairs. A shareholder may be able to institute legal action on behalf of himself and all others similarly situated shareholders to recover damages where the Company has failed or refused to observe the law.

     Shareholders may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce their rights, including rights under certain federal and state securities laws and regulations. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the company.

ITEM 13.  FINANCIAL STATEMENT AND SUPPLEMENTARY DATA

     The financial statements and supplemental data required by this Item 13 follow the index of financial statements appearing at Item 15 of this Form 10.

ITEM 14.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
          ACCOUNTING AND FINANCIAL DISCLOSURE.

     None.

ITEM 15.  FINANCIAL STATEMENTS AND OTHER EXHIBITS.

                      FINANCIAL STATEMENTS

     INDEPENDENT AUDITORS' REPORT

     ASSETS

     LIABILITIES AND STOCKHOLDERS' EQUITY

     STATEMENT OF OPERATIONS

     STATEMENT OF STOCKHOLDERS' EQUITY

     STATEMENT OF CASH FLOWS

     NOTES TO FINANCIAL STATEMENTS

     INDEPENDENT AUDITOR'S REPORT

Board of Directors  January 30, 1998
Magic Lantern Group, Inc.
Las Vegas, Nevada

     I have audited the accompanying Balance Sheets of Magic Lantern Group, Inc., (A Development Stage Company), as of December 31, 1997, December 31, 1996, and December 31, 1995, and the related statements of operations, stockholders' equity and cash flows for the three years ended December 31, 1997, December 31, 1996, and December 31, 1995. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Magic Lantern Group, Inc., (A Development Stage Company), as of December 31, 1997, December 31, 1996, and December 31, 1995, and the results of its operations and cash flows for the three years ended December 31, 1997, December 31, 1996, and December 31, 1995, in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from outcome of this uncertainty.

     /S/ Barry L. Friedman

     Certified Public Accountant

                    MAGIC LANTERN GROUP, INC.
                  (A Development Stage Company)
                          BALANCE SHEET



                         December 31,    December 31,     December 31,
                         1997            1996             1995
ASSETS
CURRENT ASSETS:
Cash                     $13,481         $757             $951
TOTAL CURRENT ASSETS     $13,481         $757             $951
OTHER ASSETS;             $197            $271             $345
Organizational Costs
(Net)
TOTAL OTHER ASSETS       $197            $271             $345
TOTAL ASSETS             $13,678         $1,028           $1,296
LIABILITIES AND
STOCKHOLDERS' EQUITY
CURRENT LIABILITIES;
Accounts Payable         $591            $350             $0
TOTAL CURRENT            $591            $350             $0
LIABILITIES
STOCKHOLDERS' EQUITY;
Common stock, $0.001
par value,
authorized 50,000,000
shares
issued and outstanding
December 31, 1995 -                                       $60
60,000 shares
December 31, 1996 -                      $63
63,000 shares
December 31, 1997 -      $163
163,000 shares
Additional paid-in       $27,437         $2,537           $1,440
Capital
Deficit accumulated      -14,513         -1922            -204
during development
stage
TOTAL STOCKHOLDERS'      $13,087         $678             $1,296
EQUITY
TOTAL LIABILITIES AND    $13,678         $1,028           $1,296
STOCKHOLDERS' EQUITY

                    MAGIC LANTERN GROUP, INC.
                  (A Development Stage Company)
                     STATEMENT OF OPERATION



                      Year       Year       Year       August 23, 1995
                      Ended      Ended      Ended      (inception) to
                      Dec. 31,   Dec. 31,   Dec. 31,   Dec. 31, 1997
                      1997       1996       1995

INCOME:

Revenue               $0         $0         $0         $0

EXPENSES:
Accounting            $1,150     $650       $150       $1,950
Bank Charges          36         90         29         155
Filing Fees           215        715        0          930
Legal Expense         8,326      0          0          8,326
Office Expense        0          189        0          189
Printing              290        0          0          290
Sales Commission      2,500      0          0          2,500
Amortization of       74         74         25         173
organization costs

Total Expenses        $12,591    $1,718     $204       $14,513

Net Profit/Loss(-)    ($12,591)  ($1,718)   ($204)     ($14,513)

Net Profit/Loss       ($0.1006)  ($0.0279)  ($0.0034)  ($0.1608)
(-) Per weighted
Share (Note1)

Weighted average      125,192    61,484     60,000     90,271
Number of common
Shares outstanding


     See accompanying notes to financial statements & audit
                             report

                    MAGIC LANTERN GROUP, INC.
                  (A Development Stage Company)
                STATEMENT OF STOCKHOLDERS' EQUITY



                       Common    Stock     Additional  Retained
                       Shares    Amount    paid-in     Earnings   Total
                                           Capital

October 20, 1995       60,000    $60       $1,440                 $1,500
Issued for cash

Net Loss, Aug. 23,                                     -$204      -$204
1995 (inception) to
Dec. 31, 1995

Balance Dec. 31, 1995  60,000    $60       $1,440      -$204      $1,296

July 3, 1996           3,000     3         1,097                  $1,100
Issued for cash

Net loss                                               -1,718     -1,718
year ended Dec. 31,
1996

Balance, Dec. 31, 1996 63,000    $63       $2,537      -$1,922    $678

March 7, 1997          100,000   100       24,900                 25,000
Issued for cash

Net loss                                               -12,591    -12,591
year ended Dec. 31,
1997

Balance, Dec. 31, 1997 163,000   $163      $27,437     -$14,513   $13,087



 See accompanying notes to financial statements & audit report.

                    MAGIC LANTERN GROUP, INC.
                  (A Development Stage Company)
                     STATEMENT OF CASH FLOWS


                                                                                August 28, 1995
                                Year Ended      Year Ended      Year Ended      (inception) to
                                Dec. 31, 1997   Dec. 31, 1996   Dec. 31, 1995   Dec. 31, 1997

Cash Flows from Operating
Activities:
Net Loss                        -$12,591        -$1,718         -$204           -$14,513

Amortization                    +74             +74             +25             +173
Cash flows from Investing
activities
 Organization Costs             0               0               -370            -370
Cash Flows from Financing
Activities:
Increase in Accounts            +241            +350            0               +591
Payable
Issuance of common stock        +25,000         +1,100          +1,500          +27,600

Net increase (decrease)         +$12,724        -$194           $951            $13,481
in cash
Cash, Beginning of period       757             951             0               0
Cash, end of period             $13,481         $757            $951            $13,481

  See accompanying notes to financial statements & audit report

                    MAGIC LANTERN GROUP, INC.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
   December 31, 1997, December 31, 1996, and December 31, 1995

     NOTE 1 - HISTORY AND ORGANIZATION OF THE COMPANY

     The Company was organized August 23, 1995, under the laws of the State of Nevada, as Magic Lantern Group, Inc. The Company currently has no operations and, in accordance with SFAS #7, is considered a development stage company.

     On October 20, 1995, the company issued 60,000 shares of its $0.001 par value common stock for $1,500.00.

     On July 3, 1996, the Company issued 3,000 shares of its
$0.001 par value common stock for $1,100.00.

     On May 19, 1997, the Company issued 100,000 shares of its
$0.001 par value common stock for $25,000.00.

     NOTE 2- ACCOUNTING POLICIES AND PROCEDURES

     Accounting policies and procedures have not been determined except as follows:

     1. The Company uses the accrual method of accounting.

     2. Earnings per share is computed using the weighted average number of shares of common shares outstanding.

     3. The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid since inception.

     4. Organization costs of $370.00 are being amortized over a 60 month period commencing November 23, 1995, to November 22,
2000.

     NOTE 3- GOING CONCERN

     The company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has no current source of revenue. Without realization of additional capital, it would be unlikely for the Company to continue as a going concern. It is management's plan to seek additional capital through a merger with an existing operating company.

                    MAGIC LANTERN GROUP, INC.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
   December 31, 1997, December 31, 1996, and December 31, 1995

     NOTE 4 - WARRANTS AND OPTIONS

     There are no warrants or options outstanding to acquire any additional shares of common stock.

     NOTE 5- RELATED PARTY TRANSACTION

     The company neither owns or leases any real or personal property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

                        LIST OF EXHIBITS

     3.1  Articles of Incorporation

     3.2  By-Laws

                           SIGNATURES

     Pursuant to the requirements of Section 12 of the Section of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
                              Magic Lantern Group, Inc.

                              Dated:



                              By: /s/ Joseph Panebianco
                                  Joseph Panebianco, President